Exhibit 10.33

AGREEMENT OF ADHERENCE
          This Agreement of Adherence (the “Agreement”) is made as of December 15, 2009, by and among MIE Holdings Corporation (the “Company”). TPG Star Energy Co-Invest LLC (the “Purchaser”), TPG Star Energy Ltd. (“TPG”). Sino Link Limited, Far East Energy Limited and MI Energy Corporation. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of October 30, 2009 among the Company, TPG, Sino Link Limited, Far East Energy Limited and MI Energy Corporation.
RECITALS
          WHEREAS, the Purchaser is an Affiliate of TPG;
          WHEREAS, TPG wishes to transfer 128,755 shares of its Series A Preferred Shares to the Purchaser in accordance with Clause 2.7 of the Shareholders’ Agreement; and
          WHEREAS, TPG and the Purchaser have entered into an agreement (the “Share Transfer Agreement”) pursuant to which TPG has agreed to transfer to the Purchaser 128,755 Series A Preferred Shares (the “Sate Shares”) on the terms set out in the Share Transfer Agreement and in accordance with the terms of the Shareholders’ Agreement,
          NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
          1. By execution and delivery of this Agreement, the Purchaser agrees to be bound by the terms of the Shareholders’ Agreement and shall hereby become bound by the terms and conditions of the Shareholders’ Agreement as a Party and a Shareholder thereunder in the same manner as TPG and be entitled to the same rights to the same extent and in the same manner as TPG.
          2. The Company shall deliver to the Purchaser a share certificate representing the Sale Shares in the name of the Purchaser and a certified copy of the Register of Members reflecting the transfer by TPG of the Sale Shares to the Purchaser.
          3. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof such signed by less than all, but together signed by all of the parties hereto.

          4. Other than as set forth herein, this Agreement does not modify, change or delete any other term, provision, addendum, representation, warranty, agreement or covenant (the “Provisions”) relating to or contained in the Shareholders’ Agreement, and all such Provisions remain in full force and effect.
          5. The Purchaser hereby warrants to other parties of this Agreement that:
          (a) the Purchaser is an Affiliate of TPG and is directly or indirectly controlled by the same entity that controls TPG;
          (b) there are no outstanding or authorized options, warrants, rights, subscription, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the membership interests or any other equity or voting interests in the Purchaser, pursuant to which the Purchaser or TPG or any of its Affiliates is or may become obligated to issue, transfer, deliver or sell or cause to be issued, transferred delivered or sold, membership interests or any other equity or voting interest in the Purchaser or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any membership interests or any other equity or voting interest in the Purchaser, in each case to any Person other than an Affiliate of TPG.
          6. The addresses and facsimile numbers of the Purchaser for the purposes of Clause 9 (Notices) of the Shareholders Agreement are as follows:
TPG Star Energy Co-Invest LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Fax: (817) 871-4001
Attention: Mr. Clive D. Bode
with a copy to:
TPG Growth Capital (Asia) Limited
57th Floor, Two International Finance Centre
8 Finance Street, Central, Hong Kong
Fax: (852) 3515-8999
Attention: Mr. Stephen Law
and
Cleary Gottlieb Steen & Hamilton LLP
Bank of China Tower
One Garden Road, Hong Kong
Fax: (852) 2160-1008
Attention: Mr. Sang Jin Han

          7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
          8. This Agreement and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.
* * *

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement of Adherence and caused the same to be duly delivered on its behalf as of the date first written above.

MIE Holdings Corporation
By:	/s/ Forrest Dietrich
Name:
Title:

TPG Star Energy Co-Invest LLC
By:	TPG Star Advisors, LLC its managing member

By:	/s/ Clive D. Bode
	Name:	Clive D. Bode
	Title:	Vice President and Secretary

TPG Star Energy Ltd.
By:	/s/ Clive D. Bode
	Name:	Clive D. Bode
	Title:	Vice President and Secretary

Sino Link Limited
By:
Name:
Title:

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement of Adherence and caused the same to be duly delivered on its behalf as of the date first written above.

MIE Holdings Corporation
By:
Name:
Title:

TPG Star Energy Co-Invest LLC
By:	TPG Star Advisors, LLC its managing member

By:	/s/ Clive D. Bode
	Name:	Clive D. Bode
	Title:	Vice President and Secretary

TPG Star Energy Ltd.
By:	/s/ Clive D. Bode
	Name:	Clive D. Bode
	Title:	Vice President and Secretary

For and on behalf of Sino Link Limited
By:	/s/
	Name:	Authorised Signature(s)
Title:

Far East Energy Limited
By:	/s/ Zhang Ruilin
Name:
Title:

MI Energy Corporation
By:	/s/ Forrest Dietrich
Name:
Title: